EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Optex Systems Holdings, Inc.
1420 Presidential Drive
Richardson, TX 75081

We consent to the use of our report dated April 3, 2009, in the Registration Statement on Form S-1, with respect to the balance sheets of Optex Systems Inc.   as of September 28, 2008 and September 30, 2007, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ROTENBERG & CO., LLP

Rochester, New York
May 19, 2009